Exhibit 99.2
Equity LifeStyle Properties, Inc. Long Term Cash Incentive Plan
2007 Award Agreement
     THIS 2007 AWARD AGREEMENT (the “Agreement”), effective as of May 15, 2007 (the “Grant Date”), between Equity LifeStyle Properties, Inc., a Maryland corporation (the “Company”), and __________________ (the “Participant”).
WITNESSETH:
     WHEREAS, the Company maintains the Equity LifeStyle Properties, Inc. Long Term Cash Incentive Plan (the “Plan”);
     WHEREAS, the Participant is an Employee of the Company;
     WHEREAS, the Company wishes to provide the Participant the opportunity to earn a cash bonus based on the Company’s success in increasing the Company’s Funds From Operations (“FFO”) per share growth and Total Return (hereinafter defined) for the fiscal years 2007 through 2009 (the “Performance Period”), subject to the conditions set forth in this Agreement and in Exhibit A attached to this Agreement; and
     WHEREAS, the Plan is hereby incorporated herein by reference as though set forth in full, and unless the context requires otherwise, all capitalized terms not defined in this Agreement shall have the meanings given such terms in the Plan.
     NOW, THEREFORE, in consideration of the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. Eligibility, Grant and Vesting of Target Award
     (a) The Participant shall be eligible to participate in the Plan on the terms and subject to the conditions contained herein and in the Plan.
     (b) The Participant’s Target Award shall be equal to the applicable Eligible Payment set forth on Exhibit A (the “Target Award”). Subject to the terms of Section 1(c), the Target Award shall be earned in full by the Participant so long as the Participant remains a full-time Employee of the Company from the date hereof until January 1, 2010.
     (c) The right to receive a Target Award is subject to the Company meeting the Company performance criteria set forth on Exhibit A (“Performance Criteria”) (the requirements set forth in Sections 1(b) and Section 1(c) are collectively referred to as the “Vesting Conditions”).
     (d) Subject to Section 5, and subject to satisfaction of the Vesting Conditions, the Target Award shall be paid in cash to the Participant promptly following completion of the Company’s annual audit for the 2009 fiscal year, which is expected to be completed on or before March 1, 2010.

     (e) The Participant agrees not to take any actions that would serve to increase artificially or inappropriately the Company’s FFO in fiscal years 2007 through 2009. The Participant further agrees to notify the Board through the Company’s AlertLine, as provided in the Company’s Business Ethics and Conduct Policy, of any actions taken by other Company employees that, in the judgment of the Participant, may constitute such an artificial or inappropriate shifting or manipulation of FFO.
2. Forfeiture or Proration of Target Award
     Change in Control. So long as (i) the Committee in its sole discretion, with input from the Company’s Chief Executive Officer determines that the Company’s performance through the Change in Control (hereinafter defined) is sufficient to justify the payment to a Participant of a portion of the Target Award, and (ii) the Participant is employed by the Company immediately prior to the closing of the transaction that results in a Change of Control, then immediately prior to such closing the Participant shall be entitled to receive a cash award equal to the product of (A) the Target Award, multiplied by (B) a fraction, the numerator of which is the number of days the Participant was continuously employed with the Company from January 1, 2007 through the date immediately prior to the closing date of the transaction that results in a Change of Control, and the denominator of which is 1,095 days. This Agreement shall terminate and the Participant shall have no further rights hereunder upon (i) the payment of any cash award to Participant under this Section 2, or (ii) if no such payment is made under this Section 2, upon the closing of the transaction that results in a Change in Control.
3. Definitions
     “Change in Control” means (i) the dissolution or liquidation of the Company; or (ii) (A) a merger, consolidation or reorganization of the Company with one or more other corporations or entities in which the Company is not the surviving corporation, (B) a sale of substantially all of the assets of the Company to another corporation, person or entity, or (C) any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board, that upon the closing or completion of any transaction referred to in (A), (B), or (C) results in any person or entity (other than persons who are holders of stock of the Company immediately prior to such transaction and other than an affiliate of the Company as defined in Rule 144(a)(1) under the Federal Securities Act of 1933) owning eighty percent (80%) or more of the combined voting power of all classes of stock of the Company.

4. No Right to Continued Employment
     Nothing in this Agreement or in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of this Agreement and the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment, with or without cause, and to treat him or her without regard to the effect that such treatment might have upon him or her as a Participant.
5. Major Transactions or Events.
     The Committee has the right to adjust the Performance Criteria and otherwise to adjust the amounts payable under this Agreement based on the Committee’s reasonable discretion to take into account the impact of any major or unforeseen transaction or event, such as, but not limited to, acquisitions, dispositions, recapitalizations, natural disasters, etc.
6. Miscellaneous
     a) This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.
     b) The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.
     c) The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Maryland, without regard to conflicts of laws principles.
     d) This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
     e) Except as otherwise herein provided, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of the Participant and the Participant’s personal representatives.
     f) Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

EQUITY LIFESTYLE PROPERTIES, INC.
By:
Thomas P. Heneghan
President and Chief Executive Officer

PARTICIPANT

Name:

Exhibit A
Target Award
Participant TBD
     The total payment under the Plan (the “Eligible Payment”) is based upon the Company’s Compound Annual FFO Per Share Growth Rate over the three-year period ending December 31, 2009 (“Performance Period”). The amount of the Eligible Payment shall be determined by taking the Compound Annual FFO Per Share Growth Rate, as determined by the Committee and selecting the Eligible Payment from the table below associated with such Compound Annual FFO Per Share Growth Rate. Compound Annual FFO Per Share Growth Rates shall be rounded down to the nearest whole number percentage (for example: 10.75% becomes 10%) because the Compound Annual FFO Per Share Growth Rate shall not include the expense effects of the Plan.

Compound Annual
FFO Per Share Growth Rate	Eligible Payment
7.00%	$0
8.00%	$<insert>
9.00%	$<insert>
10.00%	$<insert>
11.00%	$<insert>
12.00%	$<insert>
13.00%	$<insert>
14.00%	$<insert>
15.00%	$<insert>
     The maximum Eligible Payment before any adjustment discussed below is $_________.
Eligible Payment Adjustment
     The Eligible Payment shall be further adjusted upward or downward based on the Company’s Total Return for the Performance Period compared to a selected Peer Group. The adjustment upward or downward will be based on the following formula: the applicable Eligible Payment multiplied by [the Company’s Total Return over the Performance Period divided by the Peer Group’s Total Return over the Performance Period]. The Peer Group is shown on Exhibit B hereto. The maximum increase/decrease adjustment available hereunder is a 100% increase in the Eligible Payment or a decrease in the Eligible Payment to $0.

Exhibit A — continued
Target Award
     Total Return is derived from the SNL Financial database (snl.com) and is defined as the total return of a security over a period, including price appreciation and the reinvestment of dividends. To the extent there are mergers or acquisitions, or other changes that impact the companies in the Peer Group, the Committee will make such adjustments as determined by the Committee to create a new relevant Peer Group. As granted under “Committee Authority” in the Plan, the Committee shall have the right to make such adjustments in its discretion to address any anomalies or unintended outcomes in the computation of total return (for example, without limitation, low returns or negative returns).
Example:
     If the Company’s Compound Annual FFO Per Share Growth Rate for the three-year period ending December 31, 2009 equals 8.6%, the Eligible Payment would be $_________. If the Company’s Total Return per the SNL database for the Performance Period equals 55% and the Peer Group’s Total Return for the Performance Period equals 80%, then the Eligible Payment would be adjusted downward to $_________($_________x .6875 (55%/80%)).
     In the same example, if the Company’s Total Return for the Performance Period equals 85% and the Peer Group’s Total Return equals 70%, then the Eligible Payment would be adjusted upward to $_________($_________x 1.214 (85%/70%).

Exhibit B
Peer Group
     The Peer Group consists of the following companies:
Apartment Investment and Management Company (AIV)
AMB Property Corporation (AMB)
Archstone-Smith Trust (ASN)
AvalonBay Communities, Inc. (AVB)
Brandywine Realty Trust (BDN)
BRE Properties, Inc. (BRE)
Boston Properties, Inc. (BXP)
CBL & Associates Properties, Inc. (CBL)
Crescent Real Estate Equities Company (CEI)
Mack-Cali Realty Corporation (CLI)
Colonial Properties Trust (CLP)
Camden Property Trust (CPT)
Developers Diversified Realty Corporation (DDR)
Duke Realty Corporation (DRE)
Equity LifeStyle Properties, Inc. (ELS)
Equity Residential (EQR)
Equity One, Inc. (EQY)
Essex Property Trust, Inc. (ESS)
First Industrial Realty Trust (FR)
Federal Realty Investment Trust (FRT)
General Growth Properties, Inc. (GGP)
Health Care REIT, Inc. (HCN)
Health Care Property Investors, Inc. (HCP)
Highwoods Properties, Inc. (HIW)
Home Properties, Inc. (HME)
Healthcare Realty Trust, Inc. (HR)
HRPT Properties Trust (HRP)
Host Hotels & Resorts, Inc. (HST)
Kimco Realty Corporation (KIM)
Liberty Property Trust (LRY)
Mid-America Apartment Communities, Inc. (MAA)
Macerich Company (MAC)
National Retail Properties, Inc. (NNN)
Realty Income Corporation (O)
Corporate Office Properties Trust (OFC)
ProLogis (PLD)
Public Storage, Inc. (PSA)
Regency Centers Corporation (REG)
SL Green Realty Corp. (SLG)
Simon Property Group, Inc. (SPG)
Sovran Self Storage, Inc. (SSS)
United Dominion Realty Trust, Inc. (UDR)
Vornado Realty Trust (VNO)
Ventas, Inc. (VTR)
Weingarten Realty Investors (WRI)